Power of Attorney

I hereby constitute and appoint John Torres and Susan Wittliff, and each of them, acting alone without any of the others, my true and lawful attorneys-in-fact and agents, with full power of
substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to prepare, sign and file any and all Forms 3, 4, 5 and 144 and any successor Forms (and any
amendments or corrections to all such forms, and any related documents or items, including a Form ID and any other documents necessary to obtain codes and passwords necessary to make
electronic filings) which they deem needed or desirable with the
Securities and Exchange Commission and any and all stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate in connection with this power and authority, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.  This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, 5 and 144 with respect to my holdings of and transactions in securities issued by Freescale Semiconductor, Inc. unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

By:  /s/ Stephen Kaufman
 Stephen Kaufman

Date: June 1, 2004